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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 11, 2001, accompanying the financial statements included in the Annual Report of Frisch's Restaurants, Inc. on Form 10-K for the year ended June 3, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Frisch's Restaurants, Inc. on Form S-8 (Nos. 33-48321, 33-77988, 33-77990 and 333-63149).

                                        /s/ GRANT THORNTON LLP
                                        ---------------------------------------
                                        Grant Thorton LLP
                                        Certified Public Accountants

Cincinnati, Ohio
June 19, 2002

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